WARRANT AGREEMENT

                                 BY AND BETWEEN

                              SILICON GAMING, INC.

                                       AND

                           THE PURCHASER NAMED HEREIN


                          DATED AS OF NOVEMBER 24, 1999
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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I WARRANT CERTIFICATES.................................................1
     Section 1.1   Forms of Warrant Certificates...............................1
     Section 1.2   Execution of Warrant Certificates...........................2
     Section 1.3   Registration of Warrant Certificates........................2
     Section 1.4   Exchange and Transfer of Warrant Certificates...............2
     Section 1.5   Lost, Stolen, Mutilated or Destroyed Warrant Certificates...2
     Section 1.6   Cancellation of Warrant Certificates........................3

ARTICLE II WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS.....................3
     Section 2.1   Exercise Price..............................................3
     Section 2.2   Registration of Warrants and Conversion Shares..............3
     Section 2.3   Exercise and Expiration of Warrants.........................3
     Section 2.4   Procedure for Exercise of Warrants..........................4
     Section 2.5   Issuance of Series E Preferred Stock........................5
     Section 2.6   Certificates for Unexercised Warrants.......................5
     Section 2.7   Reservation of Shares.......................................5
     Section 2.8   No Impairment...............................................6

ARTICLE III MISCELLANEOUS......................................................6
     Section 3.1   Covenants of the Company....................................6
     Section 3.2   Payment of Taxes and Charges................................6
     Section 3.3   Changes to Agreement........................................7
     Section 3.4   Assignment..................................................7
     Section 3.5   Successor to Company........................................7
     Section 3.6   Notices.....................................................7
     Section 3.7   Defects in Notice...........................................8
     Section 3.8   Governing Law...............................................8
     Section 3.9   Standing....................................................8
     Section 3.10  Headings....................................................9
     Section 3.11  Counterparts................................................9
     Section 3.12  Availability of the Agreement...............................9
     Section 3.13  Entire Agreement............................................9

WARRANT AGREEMENT COMPANY SIGNATURE PAGE......................................10

WARRANT AGREEMENT PURCHASER SIGNATURE PAGE....................................11

EXHIBIT A - FORM OF WARRANT CERTIFICATE......................................A-1

                                       (i)
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                                WARRANT AGREEMENT

     THIS WARRANT AGREEMENT, dated as of November 24, 1999 (this "Agreement"), is entered into by and between Silicon Gaming, Inc., a California corporation (the "Company"), and the undersigned purchaser (the "Purchaser").

                                   WITNESSETH:

     WHEREAS, the Company and the Purchaser have entered into the Restructuring Agreement dated as of November 24, 1999 (the "Restructuring Agreement"), whereby the Purchaser has agreed to convert $39.75 million of its Senior Discount Notes to 39,750 shares of Series D Convertible Preferred Stock (the "Series D Preferred Stock") which is convertible into 57% of the equity of the Company on a fully-diluted basis (the "Restructuring");

     WHEREAS, concurrent with the Restructuring, the Company will conduct an exchange offer (the "Exchange Offer") with the public holders of the common stock, par value $.001 per share (the "Common Stock") of the Company offering to exchange each share of common stock for a unit (the "Units") consisting of one share of Common Stock and one warrant to purchase 3.59662 shares of Common Stock (the "Old Equity Warrants") and appoint a warrant agent (the "Warrant Agent") for the exercise of such Old Equity Warrants;

     WHEREAS, the Purchaser and the Company have agreed that the issuance of the Common Stock upon the exercise of the Old Equity Warrants shall not dilute the equity represented by the Shares of Series D Preferred Stock then held by the Purchaser or its successors and assigns; and

     WHEREAS, to prevent such dilutive effects of the issuance of the Common Stock issuable upon exercise of the Old Equity Warrants, the Company has agreed to issue warrants (the "Warrants") to purchase up to an aggregate of 60,807.731 shares of Series E Preferred Stock (the "Warrant Shares").

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                              WARRANT CERTIFICATES

     Section I.1 FORMS OF WARRANT CERTIFICATES. The Warrant certificates (the "Warrant Certificates") shall be issued in registered form only and, together with the form of the election to purchase (the "Election to Purchase"), and assignment (the "Assignment") to be attached thereto, shall be substantially in the form of EXHIBIT A attached hereto and, in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed or engraved thereon as

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the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as, in any particular case, may be required in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage.

     Section I.2 EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by its Chairman or President or any Vice President and attested to by its Secretary or Assistant Secretary, either manually or by facsimile signature printed thereon. In case any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company either before or after delivery thereof by the Company to any Purchaser, the signature of such person on such Warrant Certificates shall be valid nevertheless and such Warrant Certificates may be issued and delivered to those persons entitled to receive the Warrants represented thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

     Section I.3 REGISTRATION OF WARRANT CERTIFICATES. The Company shall number and register the Warrant Certificates in a register as necessary. The Company may deem and treat the registered Holder(s) of the Warrant Certificates as the absolute owner(s) thereof for all purposes. "Holder" shall, for the purposes of this Agreement, mean the Purchaser, any transferee or assignee of the Purchaser and any successive transferee or assignee thereof.

     Section I.4 EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES. The Warrants (and any Warrant Shares issued upon exercise thereof) shall bear such restrictive legend or legends as may be required by law and shall be transferable only in accordance with the terms of this Agreement and the Restructuring Agreement.

     The Company may from time to time register the transfer of any outstanding Warrant Certificates in a warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s).

     Warrant Certificates may be exchanged at the option of the Holder(s) thereof, when surrendered to the Company at the address set forth in Section 4.5 hereof for another Warrant Certificate or Warrant Certificates of like tenor and representing in the aggregate a like number of Warrant Shares.

     Section I.5 LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate representing an equivalent number of Warrants or shares of Series E

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Preferred Stock. If required by the Company, the Holder of the mutilated,  lost, stolen or destroyed Warrant Certificate must provide indemnity sufficient to protect the Company from any loss which it may suffer if the Warrant Certificate is replaced. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

     Section I.6 CANCELLATION OF WARRANT CERTIFICATES. Any Warrant Certificate surrendered upon the exercise of Warrants or for exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and, except as provided in Section 2.6 hereof in the case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate or in an exchange or transfer as set forth in Section 1.4 above, no Warrant Certificate shall be issued hereunder in lieu of such canceled Warrant Certificate. Any Warrant Certificate so canceled shall be destroyed by the Company.

                                   ARTICLE II
                 WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

     Section II.1 EXERCISE PRICE. Each Warrant Certificate shall, when signed by the Chairman or President or any Vice President and attested to by the Secretary or Assistant Secretary of the Company, entitle the Holder thereof to purchase from the Company, subject to the terms and conditions of this Agreement, the number of fully paid and nonassessable Warrant Shares evidenced thereby at a purchase price of $0.01 per share (the "Exercise Price"), payable in full in accordance with Section 2.3 hereof, at the time of exercise of the Warrant.

     Section II.2 REGISTRATION OF WARRANTS AND CONVERSION SHARES. The Company shall secure the effective registration of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock (the "Conversion Shares") for resale under the Securities Act upon the terms and subject to the conditions set forth in the Stockholders Agreement dated as of November 24, 1999 (the "Stockholders Agreement") by and among the Company, the Purchaser, and certain other stockholders of the Company. Promptly after a registration statement under the Securities Act covering the Warrant Shares has become effective, the Company shall cause notice thereof together with a copy of the prospectus covering the Warrant Shares to be mailed to each registered Holder.

     Section II.3 EXERCISE AND EXPIRATION OF WARRANTS. (a) The Warrants shall upon issuance not be exercisable and shall become immediately exercisable solely upon and to the extent of the exercise of Old Equity Warrants. To the extent that less than all of the Old Equity Warrants are exercised, than that fraction, the numerator of which is the number of shares of Common Stock for which the Old Equity Warrants are exercised and the denominator of which is product of the total number of shares of Common Stock into which one Old Equity Warrant is initially exercisable multiplied by the total number of Old Equity Warrants issued upon the closing of the Exchange Offer, of each Warrant shall become exercisable by the Holder of the Warrant.

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     The Warrant  Agent (or upon the  failure of the  Warrant  Agent to take the following actions in accordance with this Section 2.3, the Company) shall within 5 business days after the exercise of any of the Old Equity Warrants, or, the Company shall in the case of a transaction or series of transactions in which
(i) a  merger,  reorganization  or  consolidation  in  which a  majority  of the
outstanding   voting  power  of  the  surviving  or   consolidated   corporation
immediately following such event is held by persons or entities who were not stockholders of the Company immediately prior to such event, (ii) the sale of all or substantially all of the assets of the Company and its subsidiaries or
(iii) the redemption or repurchase of shares representing a majority of the voting power of the outstanding shares of capital stock of (in each case, a "Change of Control"), not less than 10 nor more than 60 days prior to the consummation of such Change of Control, give written notice to the Holder(s) of the Warrants stating (1) that all or some portion of the Old Equity Warrants have been exercised by the holder(s) thereof or a Change of Control is to occur,
(2) the date upon which the Warrants or a fraction thereof became or are expected to become exercisable or the date upon which the Change of Control is to occur, and (3) that number or fraction of Warrants that have or may become exercisable as a result of such exercise of Old Warrants or Change of Control (the "Old Equity Exercise Notice").

          (b) A Warrant or fraction thereof shall terminate and become void, with respect to that portion of the Warrant which has become exercisable, as of the 180th day after which such Warrant or fraction thereof becomes exercisable in accordance with Section 2.3(a) above (the "Expiration Date"); provided, however, that if such Warrant or fraction thereof is exercisable for less than 100 shares of Series E Preferred Stock, then such Warrant(s) will remain exercisable until the 180th day following the date upon which such exercisable Warrants may be exercised for 100 or more shares of Series E Preferred Stock.

     Section II.4 PROCEDURE FOR EXERCISE OF WARRANTS. Warrants may be exercised prior to the Expiration Date at the Exercise Price in accordance with Section
2.3. The Warrants may be exercised by surrendering the Warrant Certificates representing such Warrants to the Company at its address set forth in Section
3.5 hereof, together with the Election to Purchase duly completed and executed, accompanied by payment in full, as set forth below, to the Company of the Exercise Price for each share of Series E Preferred Stock or fraction thereof in respect of which such Warrants are being exercised. Such Exercise Price shall be paid in full by (i) cash or a certified check or a wire transfer in same day funds in an amount equal to the Exercise Price multiplied by the number of shares of Series E Preferred Stock or fraction thereof then being purchased or
(ii) delivery to the Company of that number of shares of Common Stock having a Fair Market Value (as hereinafter defined) equal to the Exercise Price multiplied by the number of shares of Series E Preferred Stock or fraction thereof then being purchased. In the alternative, the Holder of a Warrant Certificate may exercise its right to purchase all or a portion of the shares of Series E Preferred Stock subject to such Warrant Certificate, on a net basis, such that, without the exchange of any funds, such Holder receives that number of shares of Series E Preferred Stock or fraction thereof subscribed to pursuant to such Warrant Certificate LESS that number of shares of Series E Preferred Stock convertible into shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by such Holder for the number of shares of Series E Preferred Stock or fraction thereof subscribed to pursuant to such Warrant Certificate (hereinafter, a "Net Cashless Exercise").

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     As used  herein:  (a) the term "Fair  Market  Value," on a per share basis, means the average of the daily Closing Prices (as hereinafter defined) of the Common Stock for the five (5) consecutive Trading Days (as hereinafter defined) ending the Trading Day immediately preceding the Date of Exercise; (b) the term "Date of Exercise" with respect to any Warrant means the date on which such Warrant is exercised as provided herein; (c) the term "Closing Price" for any date shall mean the last sale price reported in THE WALL STREET JOURNAL regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or, if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the last sale price as reported on The Nasdaq National Market ("Nasdaq"), the New York Stock Exchange or a national securities exchange or, if not quoted on Nasdaq or listed on the New York Stock Exchange or other national securities exchange, then the average of the high bid and the low ask prices on the over-the-counter market or, if not so quoted, then the fair value thereof determined in good faith by the Company's Board of Directors as of a date which is within 15 days of the date as of which the determination is to be made; and
(d) the term "Trading Days" with respect to the Common Stock means (i) if the Common Stock is quoted on Nasdaq, the New York Stock Exchange or a national securities exchange, days on which trades may be made on such system or (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

     Section II.5 ISSUANCE OF SERIES E PREFERRED STOCK. Immediately upon the exercise of any Warrants, the Company shall issue, or cause its transfer agent to issue, a certificate or certificates for the number of shares of Series E Preferred Stock or fraction thereof, registered in accordance with the instructions set forth in the Election to Purchase. All shares of Series E Preferred Stock or fraction thereof issued upon the exercise of any Warrants shall be validly authorized and issued, fully paid, non-assessable, free of preemptive rights and (subject to Section 3.1 hereof) free from all taxes, liens, charges and security interests in respect of the issuance thereof. Each person in whose name any such certificate for Series E Preferred Stock or fraction thereof is issued shall be deemed for all purposes to have become the holder of record of the Series E Preferred Stock represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for shares of Series E Preferred Stock or fraction thereof.

     Section II.6 CERTIFICATES FOR UNEXERCISED WARRANTS. In the event that, prior to the Expiration Date, a Warrant Certificate is exercised in respect of fewer than all of the shares of Series E Preferred Stock or fraction thereof issuable on such exercise, a new Warrant Certificate representing the remaining shares of Series E Preferred Stock or fraction thereof calculated to the nearest one-tenthousandth of a share shall be issued and delivered pursuant to the provisions hereof.

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     Section II.7 RESERVATION OF SHARES.  The Company shall at all times reserve and keep available, free from preemptive rights, for issuance upon the exercise of Warrants, the maximum number of its authorized but unissued shares of Series E Preferred Stock and Common Stock which may then be issuable upon the exercise in full of all outstanding Warrants and conversion of the Series E Preferred Stock, respectively.

     Section II.8 NO IMPAIRMENT. The Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment. Without limiting the generality of the foregoing, the Company shall (a) not increase the par value of the Series E Preferred Stock receivable upon the exercise of the Warrants above the amount payable therefor upon such exercise immediately prior to such increase in par value or otherwise amend or alter the terms, rights, preferences and privileges of the Series E Preferred Stock, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Series E Preferred Stock or fraction thereof upon the exercise of any Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Warrants. Notwithstanding the foregoing paragraph, the Company shall not be required to issue any Series E Preferred Stock upon the exercise of any Warrant if such issuance would result in a violation by the Company of any applicable law.

                                   ARTICLE III
                                  MISCELLANEOUS

     Section III.1 COVENANTS OF THE COMPANY. So long as any of the Warrants remain outstanding, the Company hereby agrees:

     (1) to maintain the services of the Warrant Agent with respect to the Old Equity Warrants and to cause such Warrant Agent to provide notice to the Holder(s) of the Warrants in accordance with Section 2.3 herein;

     (2) to allow the Holder(s), upon reasonable notice, to examine the register of Old Equity Warrants; and

     (3) not to amend the Series E Certificate of Determination or the Series D Certificate of Determination.

     Section III.2 PAYMENT OF TAXES AND CHARGES. The Company will pay all taxes (other than income taxes) and other government charges in connection with the issuance or delivery of the Warrants and the initial issuance or delivery of shares of Series E Preferred Stock upon the exercise of any Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any

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additional transfer taxes in connection with the subsequent transfer of Warrants or any transfer involved in the issuance and delivery of shares of Series E Preferred Stock or fraction thereof in a name other than the name in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

     Section III.3 CHANGES TO AGREEMENT. The Company, when authorized by its Board of Directors, with the written consent of Holders of at least a majority of the outstanding Warrants may amend or supplement this Agreement. The Company may, without the consent or concurrence of any Holder, by supplemental agreement or otherwise, make any changes or corrections in this Agreement that the Company shall have been advised by counsel (a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (b) add to the covenants and agreements of the Company in this Agreement such further covenants and agreements thereafter to be observed, or (c) result in the surrender of any right or power reserved to or conferred upon the Company in this Agreement, in each case which changes or corrections do not and will not adversely affect, alter or change the rights, privileges or immunities of the Holders.

     Section III.4 ASSIGNMENT. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns.

     Section III.5 SUCCESSOR TO COMPANY. In the event that the Company merges or consolidates with or into any other corporation or sell or otherwise transfers its property, assets and business substantially as an entirety to a successor corporation, the Company shall use reasonable commercial efforts to have such successor corporation assume each and every covenant and condition of this Agreement to be performed and observed by the Company.

     Section III.6 NOTICES. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally or (b) if sent by facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the party to whom it is directed at the following addresses (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective five days after mailing, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the earlier of the second business day after timely delivery to the courier or the day of actual delivery by the courier:

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         If to the Company:

               Silicon Gaming, Inc.
               2800 W. Bayshore Road
               Palo Alto, California 94303
               Attn: Vice President--Chief Financial Officer

         With a copy to:

               Squire, Sanders & Dempsey L.L.P.
               Two Renaissance Square
               40 North Central Avenue, Suite 2700
               Phoenix, Arizona 85004-4441
               Attn: Christopher D. Johnson, Esq.

         If to the Purchaser:

               DDJ Capital Management, LLC
               141 Linden Street, Suite S-4
               Wellesley, MA 02181
               Attn: Wendy Schnipper Clayton, Esq.

         With a copy to:

               Goodwin, Procter & Hoar  LLP
               Exchange Place
               Boston, MA 02109-2881
               Attn: Laura C. Hodges Taylor, P.C.

Any notice or demand required by this Agreement to be given or made by the Company to or on any Holder shall be sufficiently given or made, whether or not such holder receives the notice, five (5) days after mailing, if sent by first-class or registered mail, postage prepaid, addressed to such Holder at its last address as shown on the books of the Company. Otherwise, such notice or demand shall be deemed given when received by the party entitled thereto.

     Section III.7 DEFECTS IN NOTICE. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any Holder or the legality or validity of any action taken or to be taken by the Company.

     Section III.8 GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be governed by the laws of the State of New York without regard to principles of conflicts of laws thereof.

     Section III.9 STANDING. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holders of any right, remedy or claim under or by reason of this

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Agreement  or of any  covenant,  condition,  stipulation,  promise or  agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and its successors, and the Holders.

     Section III.10 HEADINGS. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section III.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     Section III.12 AVAILABILITY OF THE AGREEMENT. The Company shall keep copies of this Agreement available for inspection by Holders during normal business hours. Copies of this Agreement may be obtained upon written request addressed to the Company at the address set forth in Section 3.5 hereof.

     Section III.13 ENTIRE AGREEMENT. This Agreement, including the Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby including, without limitation, the Restructuring Agreement, the Series D Certificate of Determination and the Series E Certificate of
Determination and the Warrant Certificates, is complete, reflects the entire agreement of the parties with respect to the issuance of the Warrants, and supersedes all previous written or oral negotiations, commitments and writings.


         [The remainder of this page has been intentionally left blank]

                                WARRANT AGREEMENT
                                 SIGNATURE PAGE

     IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties as of the day and year first above written.

                                        SILICON GAMING, INC.,
                                          a California corporation


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:



Accepted and Agreed as of the date first written above.


                                        B III CAPITAL PARTNERS, L.P.,
                                          a Delaware limited partnership

                                        By: DDJ CAPITAL III, LLC,
                                              its General Partner
                                        By: DDJ CAPITAL MANAGEMENT, LLC,
                                              its Manager


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                     EXHIBIT A - FORM OF WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A RESTRUCTURING AGREEMENT DATED AS OF NOVEMBER 24, 1999 AS AMENDED FROM TIME TO TIME, A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

No. EW-1

                              SILICON GAMING, INC.
                  SERIES E PREFERRED STOCK WARRANT CERTIFICATE

                       Certificate for 60,807.731 Warrants

     THIS CERTIFIES that BIII CAPITAL PARTNERS, L.P., a Delaware limited partnership, or its registered assigns is the registered holder (the "Registered Holder") of Warrants set forth above, each of which represents the right to purchase 60,807.731 fully paid and non-assessable share of Series E Convertible Preferred Stock, par value $.001 per share (the "Series E Preferred Stock"), of Silicon Gaming, Inc., a California corporation (the "Company"), at the Exercise Price (as defined in the Warrant Agreement) at the times specified in the Warrant Agreement, by surrendering this Warrant Certificate, with the form of Election to Purchase attached hereto duly executed and by paying in full the Exercise Price. Payment of the Exercise Price shall be made as set forth in the Warrant Agreement (as hereinafter defined). No Warrant may be exercised after the earlier of (i) the close of business on the 180th day after the fourth anniversary of the Issue Date or (ii) the date that such Warrant is exercised. All Warrants evidenced hereby shall thereafter become void, subject to the terms of the Warrant Agreement hereinafter referred to.

     Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate and in accordance with the terms of the Warrant Agreement hereinafter referred to, the Registered Holder shall be entitled to transfer this Warrant Certificate, in whole or in part, upon surrender of this Warrant Certificate at the principal office of the Company with the form of assignment set forth hereon duly executed. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants to purchase the shares of the Series E Preferred Stock will be issued in accordance with instructions in the form of assignment.

     Upon the exercise of less than all of the Warrants to purchase the shares of the Series E Preferred Stock evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

     Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrants to purchase the shares of the Series E Preferred Stock, upon surrender of this Warrant Certificate at the principal office of the Company.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of November 24, 1999 (the "Warrant Agreement") by and among the Company and the Purchaser (as defined in the Warrant Agreement) and is subject to the terms and provisions contained in the Warrant Agreement. All capitalized terms not defined herein shall have the meanings given such terms as set forth in the Warrant Agreement.

     This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company other than as set forth in the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its facsimile corporate seal.

                                        SILICON GAMING, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

[Seal]                                  Attest:


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title: Secretary

                              [Form of Assignment]


     FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants to purchase the shares of the Series E Convertible Preferred Stock set forth below:

     NAME OF ASSIGNEE               ADDRESS                 NO. OF WARRANTS
     ----------------               -------                 ---------------




and does hereby irrevocably constitute and appoint _____________________ true and lawful Attorney, to make such transfer on the books of Silicon Gaming, Inc., maintained for that purpose, with full power of substitution in the premises.

Dated:
      ----------- ---, ----             ----------------------------------------
                                        Signature


                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate.)

                         [Form of Election To Purchase]


     The undersigned hereby irrevocably elects to exercise ____________ of the Warrants represented by this Warrant Certificate and to purchase the shares of Series E Convertible Preferred Stock issuable upon the exercise of said Warrants, and requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:_______________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

________________________________________________________________________________
                (SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER)

DELIVER TO:_____________________________________________________________________
                                     (NAME)

at _____________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

     In full payment of the purchase price with respect to the exercise of Warrants to purchase shares of the Series E Preferred Stock, the undersigned:

     *    hereby  tenders  payment  of  $________  by  cash,   certified  check,
          cashier's check or money order payable in United States currency to the order of the Company; or

     * hereby delivers to the Company that number of shares of Common Stock having a Fair Market Value (as defined in the Warrant Agreement) equal to the Exercise Price multiplied by the number of share of Series E Preferred stock or fraction thereof being purchased; or

     *    hereby  makes a Net  Cashless  Exercise  (as  defined  in the  Warrant
          Agreement).

     If the number of Warrants to purchase the shares of the Series E Convertible Preferred Stock hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of such Warrants or fraction thereof not exercised be issued and delivered as follows:

ISSUE TO:_______________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

________________________________________________________________________________
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:_____________________________________________________________________
                                     (NAME)

at _____________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)


Date: __________ ___, ______
                                        ----------------------------------------
                                        Signature

                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate.)

                                        PLEASE INSERT SOCIAL SECURITY OR TAX
                                        I.D. NUMBER OF HOLDER


                                        ----------------------------------------

                                       A-1